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                                                                   EXHIBIT 12(b)

               UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                  (UNAUDITED)


                                                                   Nine Months Ended Sept. 30,
                                                                   ---------------------------
Millions, Except Ratios                                              2001                2000
-----------------------                                            --------            -------
Earnings:
     Net income .............................................      $    691            $   685
     Undistributed equity earnings ..........................           (34)                44
                                                                   --------            -------
Total earnings ..............................................           657                729
                                                                   --------            -------
Income taxes ................................................           418                397
                                                                   --------            -------
Fixed charges:
     Interest expense including amortization of debt discount           534                543
     Portion of rentals representing an interest factor .....            30                131
                                                                   --------            -------
Total fixed charges .........................................           564                674
                                                                   --------            -------
Earnings available for fixed charges ........................      $  1,639            $ 1,800
                                                                   --------            -------
Ratio of earnings to fixed charges ..........................           2.9                2.7
                                                                   --------            -------